UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

DOTRONIX, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 677

Schofield, WI 54476

(Address of Principal Executive Offices) (Zip Code)

(715-359-6373)

(Registrant’s Telephone Number, Including Area Code)

160 First Street S.E., New Brighton, MN 55112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2006, L D Kuechenmeister resigned his position on the Board of Directors of Dotronix, Inc. Mr. Kuechenmeister did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The company would like to thank Dan for his service and wish him the best in the future.

Item 3.02 Unregistered Sales of Equity Securities

The Company sold the following securities that were not registered under the Securities Act of 1933, as amended (the “Act”):

(a) During the month of May, the Company issued 19,684 shares of common stock valued at $7,873.60 for services rendered.

These restricted securities are not transferable and bear a restrictive legend prohibiting further transfer unless restricted or exempt from registration. These shares were issued without registration under the Act pursuant to the exemptions afforded by the provisions of Section 4(2), each recipient of securities having delivered appropriate investment representations to the Company with respect thereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dotronix, Inc.

June 5, 2006	By:	/s/ Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer